JUNE 4, 1996; 3:00 A.M.


                       STOCK PURCHASE AGREEMENT
                       ------------------------


     This Stock Purchase Agreement is made and entered into as of this
4th day of    June    , 1996, by and among Rock Bottom Restaurants,
- ---       ------------
Inc., a Delaware corporation ("ROCK BOTTOM"); TBB Acquisition Group, Inc., a Tennessee corporation ("TBB ACQUISITION"), Trolley Barn Brewery, Inc., a Tennessee corporation ("TROLLEY"), TBB Holding Company, a Tennessee corporation ("TBB HOLDING"), and Tim P. Hennen, Robert A. Gentry, John F. Hennen, James M. Hennen, Nelson E. Bowers, II, H. Allen Corey, Frank F. Fowler, John N. Foy, Kenneth S. Hays, Jr., Jon M. Kinsey, Frank W. McDonald, Jamie Bradford, Raun V. Smith and Benjamin R. Probasco (hereinafter collectively referred to as the "SHAREHOLDERS" and sometimes individually referred to as "SHAREHOLDER").

                               RECITALS

     Shareholders, now, and as of the Closing, own, free and clear of all adverse claims, all of the issued and outstanding shares of capital stock of TBB Acquisition (the "SHARES"), each Shareholder as of the date hereof and as of the Closing owning at least the number of Shares as set forth in Section 2.1 hereof;

     Shareholders also own all of the capital stock of TBB Holding which is the owner of 50% of the issued and outstanding shares of common stock of Trolley;

     Rock Bottom desires to acquire all of the issued and outstanding Shares of TBB Acquisition;

     TBB Acquisition is the owner of 50% of the issued and outstanding shares of common stock of Trolley, which in turn owns 100% of the issued and outstanding shares of capital stock of Big River Breweries, Inc., a Tennessee corporation ("BIG BREWERIES") and Big River Properties, Inc., a Tennessee corporation ("BIG PROPERTIES") (Big Properties and Big Breweries being sometimes referred to as a "SUBSIDIARY" or the "SUBSIDIARIES");

     Trolley, TBB Acquisition, TBB Holding and the Subsidiaries are sometimes collectively and individually referred to as the "CORPORATIONS."

     Each of the parties desires to make certain representations, warranties and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions thereto;

     Concurrently with the "CLOSING" (as defined below) of this
Agreement: (i) Rock Bottom and the Shareholders will enter into a Registration Rights Agreement with respect to the shares of Rock Bottom common stock to be issued under the terms set forth below; (ii) a Shareholder Agreement will be entered into among and between Rock Bottom, Trolley, TBB Acquisition, Shareholders, and TBB Holding and TBB Holding Shareholders concerning the purchase and sale of shares of certain of the Corporations and the guarantee of debt requirements of Trolley and the Subsidiaries; (iii) an Operation Agreement will be entered into between Rock Bottom and Trolley concerning the operation of brew pubs and other restaurant concepts within certain territories;
(iv) an Option Agreement will be entered into among Rock Bottom, the Shareholders, Trolley and TBB Holding with respect to the shares of Trolley held by TBB Holding and the shares of capital stock of TBB Holding; (v) certain principals, Tim P. Hennen and Robert A. Gentry, of Trolley will enter into non-compete agreements; (vi) a Licensing and Development Agreement between Rock Bottom and Trolley concerning the development of the brew pubs and restaurant concepts, the timing of the opening of future brew pubs and restaurants, and the licensing of certain marks owned by Rock Bottom under certain conditions set forth therein; and (vii) Rock Bottom, TBB Acquisition, Trolley, TBB Holding, the Shareholders and an escrow agent for the escrow of certain shares of rock Bottom stock will enter into an Escrow Agreement. Each of those agreements shall become effective only upon the Closing; and each of those documents and the other documents to be executed and delivered in connection herewith is referred to as a "DOCUMENT" or the "DOCUMENTS."

                               AGREEMENT

                               ARTICLE I
                               ---------
                           SALE AND CLOSING
                           ----------------

     1.1  Acquisition and Transfer of Stock.  Each of the Shareholders
          ---------------------------------
will, on the Closing date, sell, assign, convey, transfer and deliver to Rock Bottom all right, title and interest in and to the Shares owned by such Shareholder, free and clear of all liens, security interests, claims, charges and encumbrances of any nature whatsoever, together with any other documents necessary or reasonably requested by Rock Bottom to transfer to Rock Bottom good and marketable title to such Shares. The Shares sold to Rock Bottom hereunder, shall constitute all of the issued and outstanding shares of capital stock of TBB Acquisition. The exact number of shares to be sold hereunder is 750 shares of TBB Acquisition Class A common stock plus all of the shares of Class A common stock constituting the net exercised portion of the 183 shares of Class A common stock subject on the date hereof to option agreements, and the unexercised options will be terminated. All option holders are Shareholders. If between the date hereof and the Closing any additional shares are issued pursuant to existing stock options: (i) TBB Acquisition will immediately inform Rock Bottom; (ii) such new stockholder, if not a shareholder, shall become a party hereto and therefore a "Shareholder;" and (iii) the total consideration payable by Rock Bottom hereunder shall not change. Rock Bottom shall not be required to carry out the transactions contemplated hereby if any new stockholder is not made a party hereto or additional Shares issued pursuant to outstanding options are not included hereunder. At the Closing, each Shareholder shall deliver to Rock Bottom certificates

evidencing the Shares owned by such Shareholder duly endorsed in blank or with stock powers duly executed by such Shareholder.

     1.2  Purchase Price.  In exchange for the Shares, Rock Bottom
          --------------
will issue to Shareholders a total number of shares of Rock Bottom common stock $0.01 par value per share valued at $5,000,000 ("ROCK BOTTOM STOCK"). The Rock Bottom Stock will be valued at $11.06 for a total of 452,080 shares. The Rock Bottom Stock issued under this
Section is referred to as the "PURCHASE PRICE." The Purchase Price shall be allocated and delivered to each of the Shareholders in proportion to his or her pro rata ownership of the Shares.

     1.3  Rock Bottom Stock.  The Rock Bottom Stock will be restricted
          -----------------
stock subject to the restrictions on transfer contained in the Registration Rights Agreement and Shareholders Agreement between the Shareholders and Rock Bottom executed and effective concurrent with the Closing. The Rock Bottom Stock to be issued will not have been registered under the Securities Act of 1933, as amended, or qualified under applicable Blue Sky laws. As further set forth in the Registration Rights Agreement and herein, the Rock Bottom Stock may not be sold or transferred in the absence of an effective registration statement for the Rock Bottom Stock or an opinion of counsel, acceptable to Rock Bottom and presented to Rock Bottom prior to the proposed transaction, that registration or qualification is not required under Federal law or applicable state law.

     1.4  Closing.  The Closing of the transaction contemplated hereby
          -------
(the "CLOSING") shall be held at the office of Chrisman, Bynum & Johnson, P.C., 1900 15th Street, Boulder, CO 80302, commencing at 10:00 a.m., local time, on July 2, 1996 effective 12:01 a.m. on July 1, 1996, or at such other place, date or time as the parties may mutually agree.

     1.5  Fractional Shares.  No certificates or scrip representing
          -----------------
fractional shares of Rock Bottom Stock shall be issued to Shareholders, but rather cash in an amount equal to the fraction of a share not delivered, multiplied by $11.06 shall be delivered.

     1.6  Tax-Free Reorganization.  The purchase of the Shares is
          -----------------------
intended to be a tax-free reorganization pursuant to Code (as defined below) Section 368 (a)(1)(B) and will be treated and reported as such by the parties hereto. Each party agrees to render to the other parties reasonable assistance to preserve the tax free reorganization nature of the transactions described herein.

     1.7  Escrow Shares.  As security for the indemnity provisions of
          -------------
this Agreement from Shareholders to Rock Bottom certificates representing 10% of the shares of Rock Bottom Stock delivered at Closing shall be physically held by Miller & Martin, Chattanooga, Tennessee, or other escrow agent selected by the Shareholders and approved by Rock Bottom, in escrow, but issued in the names of the Shareholders in the same ratio as the Shareholders own of TBB Acquisition as of the Closing. The parties specifically understand that this is not an "earn out" or similar provision. The Escrow Agreement shall be in substantially the form of Exhibit ___ attached hereto.

     1.8  Transaction Costs.  The amount of all fees and costs of or
          -----------------
related to the negotiation, structuring or documentation of the transactions described herein, including all professional fees, paid, incurred or accrued by Trolley, a Subsidiary, or TBB Acquisition ("TRANSACTION COSTS"), to any person representing Trolley, a Subsidiary, or TBB Acquisition or Holding Shareholders, through the Closing shall not exceed $50,000. Trolley shall fully pay all Transaction Costs at Closing.

                              ARTICLE II
                              ----------
          REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
          --------------------------------------------------

     TBB Holding jointly and severally, TBB Acquisition jointly and severally, Trolley jointly and severally, and the Shareholders jointly and severally (provided, that the Shareholders represent and warrant only Sections 2.1, 2.3, 2.8, 2.9, 2.10, 2.11, 2.29, 2.32, 2.36 and
2.37 and only those portions of such representations which pertain to such Shareholder's) (and provided that Shareholders who are officers or directors of Trolley represent and warrant as to Section 2.21) (collectively and singly, the "REPRESENTING PARTY"), represents and warrants to Rock Bottom and TBB Acquisition as follows as of the date hereof and as of the Closing:

     2.1  Authorization Capitalization; Outstanding Shares; Title of
          ----------------------------------------------------------
TBB Acquisition.  The authorized capital stock of TBB Acquisition
- ---------------
consists of 50,000 shares of Class A common stock and 50,000 shares of Class B common stock. TBB Acquisition has 750 shares of Class A common Stock issued and outstanding. There are no shares of Class B common stock issued and outstanding, nor are there any options to purchase any Class B common shares. No shares of stock are held in TBB Acquisition's treasury. All of the issued and outstanding shares of common stock are duly authorized, fully paid, validly issued and non-assessable, with no personal liability attaching to the ownership hereof. There are options outstanding as of the Date hereof pursuant to which up to 183 shares of Class A common stock (the "RESERVED SHARES") may be issued. When issued, the Reserved Shares will be duly authorized, validly issued, and will be fully paid and non-assessable, with no personal liability attaching to the ownership thereof. Each Shareholder is the record and beneficial owner of, and has marketable, legal and valid title to, the Shares of common stock set forth as follows and options for the Reserved Shares as set forth on Schedule 2.5:


          Shareholder              Number of Outstanding Shares/Class
          -----------              ----------------------------------

     Tim P. Hennen                                325  A
     Robert A. Gentry                             125  A
     John F. Hennen                               62.5 A
     James M. Hennen                              62.5 A
     Nelson E. Bowers, II                         25   A
     Allen Corey                                  12.5 A
     Frank E. Fowler                              25   A
     John F. Foy                                  25   A
     Kenneth S. Hays, Jr.                         5    A
     Jon M. Kinsey                                25   A
     Frank W. McDonald                            7.5  A
     Jamie Bradford                               12.5 A
     Raun V. Smith                                25   A
     Benjamin R. Probasco                         12.5 A

free and clear of liens, pledges, charges, claims and other encumbrances, actual or alleged. Delivery of the Shares (including the Reserved Shares) to Rock Bottom at the Closing, pursuant to this Agreement, will transfer to Rock Bottom legal and valid title to the Shares (including the Reserved Shares) free and clear of any liens, pledges, charges, claims and other encumbrances. There are no options or other rights to buy equity securities (including convertible securities) of TBB Acquisition except as described above and the unexercised portion of the described options shall be cancelled prior to Closing.

     2.2  Capitalization of Trolley.  The authorized capital stock of
          -------------------------
Trolley consists of 50,000 shares of Class A common stock and 50,000 shares of Class B common stock. Trolley has 1500 shares of Class A common stock issued and outstanding and there are no shares of Class B common stock issued and outstanding. No shares are held in Trolley's treasury. All of the issued and outstanding shares of common stock are duly authorized, fully paid, validly issued and non-assessable, with no personal liability attaching to the ownership thereof. The shares of common stock are held as follows:

     Shareholder                Number of Shares     Class

     TBB Acquisition                   750             A

     TBB Holding                       750             A

free and clear of liens, pledges, charges, claims and other encumbrances, actual or alleged. In all respects the interests of TBB Holding and TBB Acquisition in Trolley are precisely the same. There are no options or other rights to buy equity securities (including convertible securities) of Trolley.

     2.3  Capitalization of TBB Holding.  The authorized capital stock
          -----------------------------
of TBB Holding consists of 50,000 shares of Class A common stock and 50,000 shares of Class B common stock. TBB Holding has 750 shares of Class A common stock issued and outstanding and there are no shares of Class B common stock issued and outstanding, nor are any options to purchase any Class B common shares. An additional 727.5 shares of Class A are reserved for issuance pursuant to certain options. All of the issued and outstanding shares of common stock are duly authorized, fully paid, validly issued and non-assessable, with no personal liability attaching to the ownership thereof. The shareholders of TBB Holding and their respective holdings of the outstanding stock of TBB Holding are as listed in Section 2.1 above. All of the options to acquire securities of TBB Holding are held by Shareholders as set forth in Schedule 2.5.

     2.4  Organization; Good Standing; Power; Etc..  Each Corporation:
          ----------------------------------------
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee; (ii) is authorized or licensed to do business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 2.4; (iii) is not required to be authorized or licensed to do business as a foreign corporation in any other jurisdiction (within or without the United States) by reason of the nature of the business conducted by it or the properties owned or leased or operated by it; and (iv) has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

     2.5  Agreements Relating to Stock; Options; Warrants;
          ------------------------------------------------
Restrictions on Shares; Etc..  Except as set forth in Schedule 2.5,
- ----------------------------
none of the Corporations, nor any Shareholder, is a party to any written or oral agreement, understanding, arrangement or commitment or bound by any certificate of incorporation, bylaw or instrument (including options, warrants or convertible securities) which creates any rights in any person with respect to shares of the capital stock or any other securities of any Corporation or which relates to the voting of, restricts the transfer of, requires any Corporation or the Shareholders to issue or sell, or creates rights in any person with respect to the capital stock or other securities of any Corporation (or warrants or rights with respect thereto). Except as set forth in
Schedule 2.5, there exist no options or other rights to purchase, or rights to convert any securities or obligations into, any shares of the capital stock or other securities of any Corporation.

     2.6  Charter and Bylaws; Officers and Directors.  Complete and
          ------------------------------------------
correct copies of: (i) each Corporation's corporate Charter, as amended to date ("CHARTER"), certified by the appropriate officials of the jurisdiction of incorporation; and (ii) each Corporation's Bylaws, as amended to date ("BYLAWS"), certified by a Secretary or an Assistant Secretary of the respective Corporation, are attached as
Schedule 2.6. Such Charter and Bylaws are fully in force and effect, and no Corporation is in violation of any of the provisions thereof.
A complete and correct list of all officers and directors of each Corporation is set forth in Schedule 2.6.A.

     2.7  No Subsidiaries.  No Corporation owns any interest, directly
          ---------------
or indirectly, in any other corporation, company, limited liability company, business, trust, partnership, limited partnership, joint venture, or other entity or association, except: (i) TBB Acquisition's ownership of 50% of the Capital Stock of Trolley; (ii) TBB Holding's ownership of 50% of the Capital

Stock of Trolley; (iii) Trolley's ownership of 100% of the Capital Stock of the Subsidiaries; and (iv) 111 Broadway Partners, L.P. (Big River is the sole general partner and holds a 51% interest in 111 Broadway Partners, L.P. and Big Properties is the sole limited partner and holds a 49% interest). All representations and warranties herein concerning any Corporation include the effect of Big River being the general partner, and Big Properties being the limited partner, of 111 Broadway Partners.

     2.8  Authorizations and Enforceability.  Each Shareholder and
          ---------------------------------
each Corporation has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by each Shareholder and each Corporation and constitutes the valid and binding obligation of each Shareholder and each Corporation fully enforceable in accordance with its terms.

     2.9  Effect of Agreement, Etc..  The execution, delivery and
          -------------------------
performance of this Agreement by each Shareholder and each Corporation and the consummation of the transactions contemplated hereby will not, with or without the giving of notice of the lapse of time, or both:
(i) violate any provision of law, statute, rule or regulation to which any Corporation or any Shareholder is subject; (ii) violate any judgment, order, writ or decree of any court, arbitrator or governmental agency applicable to any Corporation or any Shareholder;
(iii) have any effect on any of the permits, licenses, orders or approvals or the ability of any Corporation to make use of such permits, licenses, orders or approvals, except as set forth in
Schedule 2.11; or (iv) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of, any lien, security interest, charge or encumbrance upon any of the properties or assets of any Corporation pursuant to any charter, bylaw, commitment, contract or other agreement or instrument, including any of the Commitments (as defined in Section 2.18) to which any Corporation is a party or by which any of its assets or properties are or may be bound or affected or from which any Corporation derives benefit.

     2.10  Restrictions; Burdensome Agreements.  Neither any
           ------------------------------------
Corporation nor any of the Shareholders is a party to any contract, commitment or agreement, and neither any Corporation nor any of the Shareholders or any of their respective properties and assets are subject to or bound or affected, by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would: (i) prevent any Shareholder or any Corporation from entering into this Agreement or from consummating the transactions contemplated hereby; or (ii) materially and adversely affect the business, properties, prospects or the condition, financial or otherwise, of any Corporation.

     2.11  Government and Other Consents.  Except as set forth in
           -----------------------------
Schedule 2.11, no consent, authorization or approval of, or exemption by, or filing with any governmental, public or self-regulating body or authority (including, but not limited to, any licensing authority with jurisdiction over the manufacturing, storing, serving, transporting or distributing, of beer, wine

or liquor) is required by any Shareholder or any Corporation for consummation of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

     2.12  Permits; Licenses; Compliance with Applicable Laws and
           ------------------------------------------------------
Court Orders.  Each Corporation has all requisite corporate power and
- ------------
authority, and all permits, licenses, orders and approvals of governmental and administrative authorities which are material, to own, lease and operate its properties and to carry on its business as presently conducted; all such permits, licenses, orders and approvals material to the conduct of the business of any Corporation are listed in Schedule 2.12, are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of any Representing Party, threatened. Each Corporation's conduct of its business does not violate or infringe any domestic or foreign law, statute, order, ordinance or regulation currently in effect, scheduled to come into effect or, to the knowledge of any Representing Party, proposed to be adopted, the enforcement of which would materially adversely affect the financial condition, results of operations, properties or business of any Corporation, and no Corporation is in default in any respect under any executive, legislative, judicial, administrative, private (such as arbitration) ruling, order, writ, injunction or decree.

     2.13  Financial Statements; Absence of Undisclosed Liabilities.
           --------------------------------------------------------

          2.13.1  Each Corporation's fiscal year ends December 31.

          2.13.2  INTENTIONALLY LEFT BLANK

          2.13.3 Balance sheets for Trolley, consolidated with the Subsidiaries, for the periods ending December 31, 1995 and December 31, 1994, including the related statements of operations and cash flows for the periods then ended and the accompanying notes to financial statements, audited by Henderson, Hutcherson, Walker and McCullough, and the unaudited balance sheet, related statements of operations and cash flows for the period from December 31, 1995 to April 21, 1996, are set forth as Schedule 2.13.3.

          2.13.4 Trolley has previously delivered to Rock Bottom separate financial statements and information, (including the most recent such information) as to each Subsidiary and as to each restaurant/brew pub ("RESTAURANT") owned or operated by Trolley or a Corporation in the format used by Trolley for its internal purposes, and such financial statements and information are substantially true, complete and fairly state the assets and results of operations of the Subsidiary or Restaurant.

          2.13.5 Except as set forth in Schedule 2.13.5, the financial statements described in Section 2.13.3. have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are correct and complete and fairly present the financial position and results of operations of the reporting entity as of said dates and for the periods indicated, in accordance with

     generally accepted accounting principles, and no event has occurred since the preparation of these statements which would render any of them misleading in any respect. Consolidated financial statements of Trolley for the period ended April 21, 1996, referred to above, are referred to herein as the "FINANCIAL STATEMENTS," and the consolidated balance sheet of Trolley included therein is referred to herein as the "BALANCE SHEET." April 21, 1996 is referred to as the "BALANCE SHEET DATE."

          2.13.6 Except as set forth in Schedule 2.13.6, there have been no letters from any Corporation's accountants to management with respect to any Corporation's financial condition, financial statements, accounting or other record keeping practices, or other business practices.

          2.13.7 Except to the extent reflected or reserved against or otherwise disclosed in the Financial Statements or in Schedule 2.13.7, as of the Balance Sheet Date, neither Trolley nor any Subsidiary had any liabilities, debts or other obligations of any nature, whether absolute, accrued, contingent or otherwise, or whether due or to become due, including, without limitation, liabilities for taxes, in excess of $25,000 in any one case or in excess of $50,000 in the aggregate. Subsequent to the Balance Sheet Date, neither Trolley nor any Subsidiary has incurred any liabilities, debts or obligations other than in the ordinary course of business (and such ordinary course items do not in the aggregate exceed $200,000), except as listed in Schedule 2.13.7, or otherwise disclosed in the Schedules hereto, and has properly recorded in its books of account all items of income and expense and all other proper charges and accruals required to be made in accordance with generally accepted accounting principles and practice. Since the Balance Sheet Date, no debts or liabilities of Trolley or the Subsidiaries have been forgiven, settled or compromised, except for full consideration or except in the ordinary course of business.

          2.13.8 TBB Acquisition has no claims, debts, obligations or liabilities whatsoever, and has no assets other than Capital
     Stock of Trolley.

          2.13.9 TBB Holding has no claims, debts, obligations or liabilities whatsoever, and has no assets other than Capital
     Stock of Trolley.

     2.14  Tax Matters.
           -----------

          2.14.1 Each Corporation's fiscal year for income tax reporting purposes ends December 31.

          2.14.2 Except as set forth in Schedule 2.14.2, each Corporation has prepared and filed, with the appropriate United States, state and local governmental agencies and foreign governmental agencies, all tax returns required to be filed and has paid all taxes shown on such tax returns to be payable or which have become due pursuant to any assessment, deficiency notice, 30-day letter or similar notice received by it. The Internal Revenue Services and other tax authorities have not audited any of the tax returns of any

     Corporation for any of its taxable years. Except for the fiscal year 1995 income tax returns of the Corporations, for which appropriate extensions have been filed, no Corporation has executed or filed with the Internal Revenue Service or any other domestic or foreign taxing authority any agreement extending the period for assessment or collection of any taxes and is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted or threatened against any Corporation for which provision has not been made in the Financial Statements. No Corporation has consented to have the provisions of section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE") apply to it. Complete and correct copies of the income tax returns of Trolley and each Subsidiary for fiscal years ending in 1993 and 1994, as filed with the Internal Revenue Service and all state taxing authorities, together with all related correspondence and notices, have previously been delivered to Rock Bottom.

          2.14.3 Trolley was taxed pursuant to Subchapter S of the Code until December 31, 1993.

     2.15  Title to Properties; Absence of Liens and Encumbrances;
           -------------------------------------------------------
Etc..  Except as disclosed on Schedule 2.15 Corporations do not own
- ----
any real property. Except as set forth in Schedule 2.15, Trolley and its Subsidiaries own good and marketable title to the properties and assets used in its business (including, without limitation, the assets reflected in the Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all mortgages, security interests, claims, liens, charges, encumbrances, restrictions on use or transfer or other defects in title. The fixed assets of Trolley or the Subsidiaries reflected in the Financial Statements are all located on real property owned or leased by Trolley or the Subsidiaries and all personal property located at or on such real property is owned or leased (as disclosed in the Schedules) by Trolley or a Subsidiary. None of the Corporations is a bailee for any other entity, except as set forth on
Schedule 2.15. The leases and other agreements or instruments under which any of the Corporations holds, leases or is entitled to the use of any real property or personal property involving lease payments of over $2,000 per year, are set forth in Schedule 2.15, and are in full force and effect, and all rentals, royalties or other payments payable thereunder prior to the date hereof have been duly paid. All "buy-out" prices under operating or capital leases are shown on Schedule
2.15 if such payout price is in excess of $2,000 under any one lease, regardless as to whether the lessee has any obligation to purchase such property. No material default or event of default exists, and no event which, with notice or lapse of time or both, would constitute a default, has occurred and is continuing, under the terms or provisions, express or implied, of any of such lease, agreement or other instrument or under the terms or provisions of any agreement to which any of such properties is subject, nor has any Corporation received notice of any claim of such default (whether material or not), nor, has any Corporation failed to comply in any respect with any provision or condition of any such lease, agreement or other instrument. No Corporation has received a notice of violation of any applicable law, ordinance, regulation, order or requirement relating to its operations or its owned or leased properties.

     2.16  Facilities; Equipment and Condition.  Schedule 2.16 sets
           -----------------------------------
forth a correct and complete list of all of the equipment having a book value, before accumulated depreciation or amortization, of more than $20,000 (or, in the case of any such equipment which is leased, having a fair market value in excess of $20,000), buildings, plants, warehouses and other real estate owned or used by Trolley or a Subsidiary in the conduct of their respective businesses ("FIXED ASSETS"), indicating whether such property is owned or leased and complete legal descriptions of all real property. The Fixed Assets owned, operated or leased by Trolley or a Subsidiary are in good condition and repair (ordinary wear and tear excepted) and suitable for the uses for which intended. All such Fixed Assets are operated in conformity which all applicable laws (including the Americans With Disabilities Act), ordinances, regulations, orders and other requirements relating thereto currently in effect, scheduled to come into effect or, to the best of knowledge of a Representing Party are proposed.

     2.17  Insurance.  Schedule 2.17 sets forth a correct and complete
           ---------
list and description (including amounts, scope and coverage) of all of the policies of insurance and fidelity or surety bonds carried by Trolley or a Subsidiary. Neither Trolley nor any Subsidiary has failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the properties and assets owned or leased by Trolley or a Subsidiary, by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on or with respect to any of the properties and assets owned or leased by Trolley or a Subsidiary or requiring or recommending any equipment or facilities to be installed on or in connection with any of the properties or assets owned or leased by Trolley or a Subsidiary. The workmen's compensation and unemployment insurance ratings of Trolley and each Subsidiary have been made available to Rock Bottom. No Representing Party has any knowledge of any proposed increase therein and knows of no conditions or circumstances applicable to the business of either Trolley or any Subsidiary which might result in such increase.

     2.18  Agreements; Plans; Arrangements; Etc..  Except as set forth
           -------------------------------------
in Schedule 2.18 or any other Schedule hereto, no Corporation is a party to, nor are any of their respective properties and assets bound or affected by, any oral or written:

          2.18.1 lease agreement (whether as lessor or lessee) involving lease payments of $10,000 or more per year, relating to real or personal property;

          2.18.2 license agreement, assignment or other contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, service marks, trade names, patents, copyrights (or applications therefor), unpatented designs or styles, know-how or technical assistance;

          2.18.3 employment or consulting agreements other than those which are terminable without liability to the Corporation upon notice to the employee or consultant of less than 30 days, or employment or consulting agreement which provides for

     compensation at the rate of more than $30,000 per year (including all salary, benefits, bonuses and commissions) to any employee or consultant or any agreement for any compensation (other than expense reimbursement) for any director for services as a director;

          2.18.4 employment or consultant policies or agreements, express or implied, placing any limits (other than a notice period not exceeding 30 days) on the Corporation's right to terminate at will the employment or retention of any employee or consultant;

          2.18.5 agreement for the purchase or sale of goods, materials, supplies, machinery, capital assets or services (excluding employee- or consultant-provided services) in excess of $10,000 in any one case or in excess of $100,000 in the aggregate;

          2.18.6  agreement with any labor union;

          2.18.7 agreement with any supplier, distributor, franchisor, franchisee, dealer, sales agent or representative (except orders placed in the ordinary course of business);

          2.18.8 agreement with any manufacturer, supplier or customer with respect to discounts or allowances granted by the Corporation;

          2.18.9 joint venture or partnership agreement with any other person;

          2.18.10 agreement for the borrowing or lending of money, or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another, or providing compensating balances or agreeing to assure another person meets any financial covenant;

          2.18.11 agreement with any bank, factor, finance company or other person regarding the financing of accounts receivable or other extensions of credit;

          2.18.12 agreement granting any lien, security interest or mortgage, or any conditional sale contract or capital lease on any property or asset, including, without limitation, any factoring agreement for the assignment of accounts receivable;

          2.18.13  agreement with a governmental entity;

          2.18.14 agreement which restricts the conduct of business anywhere in the world;

          2.18.15 agreement, statute or regulation giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid;

          2.18.16 any other agreement involving the payment or receipt in any period of twelve consecutive months of more than $100,000, or having a term of more than six (6) months;

          2.18.17 any agreement to defend, indemnify and/or hold harmless any person; or

          2.18.18 any licenses, permits, agreements or orders with any governmental or quasi-governmental body concerning beer, wine or other alcoholic beverages.

Correct and complete copies of all such agreements, plans, policies and arrangements (or, where they are oral, true and complete written summaries thereof) (collectively referred to herein as the "COMMITMENTS") have been delivered to Rock Bottom or made available for Rock Bottom's inspection prior to the date hereof. Each of the Commitments is valid, binding, in full force and effect and enforceable in accordance with its terms. There has not occurred any material default by any Corporation or any event which, with the lapse of time or the election of any person, or any combination thereof, will become a material default, nor, to the best of the Corporations' knowledge, has there occurred any default by others under such Commitments. There are no existing agreements, commitments, laws, regulations, nor to the knowledge of the Representing Parties, judgments, orders or decrees, or proposed laws or regulations, which adversely affect rights under any of the Commitments by reason of the transactions contemplated by this Agreement.

     2.19  Litigation.  Except as set forth in Schedule 2.19, there is
           ----------
no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any Federal, state, municipal, foreign or other court or any governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, (or, to the best of any Corporation's knowledge, threatened against), relating to or materially affecting any Corporation or any of the material assets, properties or businesses of any Corporation, or the transactions contemplated by this Agreement, nor, to the best of the Corporation's knowledge, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any material adverse effect upon the assets, properties or business of any Corporation or the transactions contemplated by this Agreement. None of the Corporations, nor any officer, director, partner, agent or employee of any Corporation has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with the business engaged in by any Corporation. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body to which any Corporation or the business, properties or assets of any Corporation are subject or by which they are bound. No Corporation is in material default under any order, license, regulation or demand of any Federal, state or municipal or other governmental agency or self-regulatory body or with respect to any order, writ, injunction or decree of any court.

     2.20  Intangible Property.
           -------------------

          2.20.1 Trolley and its Subsidiaries own, or will own by the Closing, all of the rights in and to all trademarks, service marks, tradenames, menus, logos, recipes, formulae, processes, systems, inventions, writings, or methods, whether or not patentable or copyrightable ("INTELLECTUAL PROPERTY"), which Intellectual Property is set forth on Schedule 2.20 (including the name "Big River Grille and Brewing Works" and related marks), free of any obligations to any third parties, free from any security interest or other lien or encumbrance, and free of the rightful claims of any third party by way of infringement.

          2.20.2 The Intellectual Property was either created, written, and invented by common law employees of Trolley or the Subsidiaries operating within the scope of their employment, or by independent third parties who will have assigned their rights, if any, thereto to Trolley prior to Closing.

          2.20.3 Trolley and the Subsidiaries shall have a written agreement with each of its employees who has worked on, participated in the creation, writing or inventing of the Intellectual Property, assigning all Intellectual Property rights to Trolley or one of its subsidiaries without any restrictions, and to the extent permitted by law, waiving any moral rights they may have in their work.

          2.20.4 No Corporation is now or ever has been party to any agreement affecting any of the Intellectual Property rights described above or granting any rights to third parties in the Intellectual Property, except as described in Schedule 2.20.4.

          2.20.5 Except as set forth on Schedule 2.20.5, neither the Corporations nor any Shareholder has any knowledge of any facts which negatively impacts the ability of Trolley and its Subsidiaries from obtaining United States or foreign copyrights or trademarks on all otherwise copyrightable material or the ability of Trolley or its Subsidiaries to obtain worldwide trademark rights in its products.

          2.20.6 The conduct of the businesses of the Corporations as now conducted does not and will not conflict with patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or trade dress of others in any way likely to affect materially adversely the businesses, assets or condition, financial or otherwise of a Corporation. To the best knowledge of the Corporations, no other person or entity has heretofore used or now uses any trademark, trade name or other intangible property owned by or licensed to the Corporations except as duly licensed by the Corporations under an agreement disclosed in Schedule
     2.20.6. No material infringement of any proprietary right owned by or licensed by or to any Corporation is known to any Representing Party.

          2.20.7 Schedule 2.20.7 lists all patent, trademark, service mark or copyright applications, pending or issued, of Trolley or a Subsidiary.

     2.21  No Interest in Competitors; Etc..  Except as set forth in
           --------------------------------
Schedule 2.21, no officer or director of any Corporation or any immediate family member or spouse of any such person, or trust for their benefit, directly or indirectly, owns any interest in (excluding the ownership of securities representing less than 1% of any class of publicly traded securities) or controls or is an employee, officer, director or partner of, or participant in or consultant to, any corporation, partnership, limited liability company, limited partnership, joint venture, association or other entity which is a brew pub or pizza restaurant, or a creditor, debtor, supplier, customer, landlord, tenant, lessor or lessee, of TBB Acquisition, Trolley or any Subsidiary, or has any type of business, commercial, consulting or professional relationship with Trolley or any Subsidiary.

     2.22  Books and Records.  The books and records of TBB
           -----------------
Acquisition, Trolley and the Subsidiaries are located at Miller & Martin, in Chattanooga, Tennessee. The books of account and other financial and corporate records of each are in all material respects complete and correct, are maintained in accordance with good business practices, and are accurately reflected in the Financial Statements. The minute books of each of TBB Acquisition, TBB Holding, Trolley and the Subsidiaries, as previously made available to Rock Bottom and its counsel, contain substantially complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and directors (and committees thereof) of all such companies through the date hereof.

     2.23  Insider Transactions.  Schedule 2.23 sets forth: (i) the
           --------------------
amounts and other essential terms of indebtedness or other obligations, liabilities or commitments (contingent or otherwise) of any Corporation to or from any past or present officer, director, or stockholder or any person related to, controlling, controlled by or under common control with any of the foregoing (other than for usual services performed within the past two months, the payment for which is not yet due); and (ii) all proposed transactions with such persons, together with the essential terms thereof if the amount payable thereunder will exceed $10,000 in any year.

     2.24  Employees.  No Representing Party is aware of any key
           ---------
employee of Trolley or a Subsidiary who is considering: (i) terminating her or his employment status; or (ii) seeking a substantial increase in compensation or benefit.

     2.25  Union Contracts; Labor Relations; Etc..  No Corporation is
           --------------------------------------
presently and has not been party to any union or collective bargaining agreement. Each Corporation is in compliance in all material respects with all applicable laws, rules and regulations respecting employment conditions and practices, has withheld all material amounts required by law or agreement to be withheld from the wages or salaries of their respective employees and no Corporation is liable for any material arrears of wages or any material taxes or penalties for failure to comply with any of the foregoing. No Corporation has engaged in any unfair labor practice, nor has any Corporation discriminated on the basis of race, religion, age or sex, or

other protected category in their respective employment conditions or practices, nor has any Corporation taken any material adverse action against any employee or consultant in breach of any agreement or policy, express or implied, oral or written, nor has either taken any material adverse action against any employee or consultant in violation of public policy. Except as set forth in Schedule 2.25 or in any other Schedule to this Agreement, there are no: (i) charges or complaints of unfair labor practices, race, religion, age, sex or other discrimination, breach of employment or consultant agreement or policy, or breach of public policy pending or threatened against any Corporation before any board, department, commission, agency or court, nor does any basis therefor exist; (ii) existing or, to the best of each Corporation's knowledge, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting any Corporation; or (iii) pending or, to the best of each Corporation's knowledge, threatened union representation questions respecting the employees of any Corporation. Schedule 2.25 describes all labor strikes, disputes, grievances, controversies or other labor troubles which have affected any Corporation.

     2.26  Employee Benefit Plans; Etc..  Except as listed on Schedule
           ----------------------------
2.26 there are no stock option, stock purchase, stock appreciation right, bonus, deferred compensation, excess benefits, profit sharing, thrift, savings, retirement, medical, disability, hospitalization, insurance, severance, pension, health, welfare or other plan, arrangement, commitment or practice of any Corporation, including without limitation, all ERISA plans, providing employee or executive benefits or benefits to any person, including, but not limited to, plans administered by trade associations, area wide plans, plans resulting from collective bargaining, multi-employer plans, and plans covering foreign employees, (collectively "PLANS"). There are no pension plans or employee benefit plans qualified under Section 401(a) of the Code to which any Corporation is required to contribute. All accrued obligations of any Corporation, whether arising by operation of law, by contract or by past custom or practice, for payments to trusts or other funds or to any governmental agency, with respect to pension benefits, unemployment compensation benefits, disability benefits, social security benefits or any other benefits for employees of any Corporation or any other person as of the Balance Sheet Date, have been and will be as of the Closing, paid as of such date or adequate accruals therefor have been made in the Financial Statements. All reasonably anticipated obligations of any Corporation, whether arising by operation of law, by contract, by past custom or practice or otherwise, for salaries, vacation and holiday pay, bonuses and other forms of compensation which were payable to their respective officers, directors or other employees as at the Balance Sheet Date, or properly accruable as at such date have been paid as of such date or adequate accruals therefor have been made in the Financial Statements. No Corporation has any liability to any other person (excluding Trolley and a Subsidiary as to each other) in respect of any Plan which is a Plan of such other person.

     2.27  Bank Accounts and Safe Deposit Arrangements.  Schedule 2.27
           -------------------------------------------
sets forth a correct and complete list of each bank account, brokerage account, similar account and safe deposit box maintained by TBB
Acquisition, Trolley or a Subsidiary, and the names of all persons authorized to deal with such matters.

     2.28  Powers of Attorney.  No person has any power of attorney to
           ------------------
act on behalf of TBB Acquisition, Trolley or a Subsidiary in connection with any of the properties or business affairs of any such company.

     2.29  No Finder.  None of the Corporations or the Shareholders
           ---------
has taken any action which would give to any person a right to a consultant's or finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement.

     2.30  Absence of Certain Changes or Events.  Except as set forth
           ------------------------------------
in Schedule 2.30, or another Schedule hereto, since the Balance Sheet Date, no Corporation has:

          2.30.1 incurred any obligation or liability (fixed or contingent) except: (i) trade or business obligations incurred in the ordinary course of business, as such business was conducted prior to the Balance Sheet Date, none of which were entered into for an inadequate consideration; and (ii) obligations and liabilities under the Commitments except to the extent permitted thereby;

          2.30.2 suffered the occurrence of any events which, individually or in the aggregate, have had, or might reasonably be expected to have, a material adverse effect on their respective financial condition, results of operations, properties, business or prospects;

          2.30.3 incurred damage to or destruction of any of its assets, in any material amount, by fire, storm or other casualty, whether or not covered by insurance;

          2.30.4 discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (fixed or contingent), except: (i) current obligations and liabilities included in the Financial Statements; and (ii) current obligations and liabilities incurred since the Balance Sheet Date, in the ordinary course of business, as such business was conducted prior to the Balance Sheet Date;

          2.30.5 mortgaged, pledged or subjected to lien or any other encumbrance any of their respective assets or properties, except to NationsBank of Tennessee, N.A.;

          2.30.6 sold, transferred or leased any of their respective assets or properties, except for the sale of inventory, or obsolete Fixed Assets of an immaterial amount, in the ordinary course of business;

          2.30.7 cancelled or compromised any debts or claims in the aggregate in excess of $25,000, except for adjustments made with respect to contracts for the purchase of supplies or services or for the sale of products or services in the ordinary course of business which in the aggregate are not material;

          2.30.8  waived or released any rights of any material value;

          2.30.9 transferred or granted any rights under any licenses, agreements, patents, inventions, trade secrets, trademarks, trade names, service marks, copyrights, or with respect to other Intellectual Property;

          2.30.10 made or granted any employee bonus, or any general or specific wage or salary increase, or engaged any new officer or employee, in a fashion not consistent with past practices;

          2.30.11 made any increase in or commitment to increase any employee benefits or adopted or made any commitments to adopt any additional employee benefit plan, in a fashion not consistent with past practices;

          2.30.12 made or entered into any contract or commitment to make any capital expenditures outside the ordinary course of business or in excess of $200,000 in the aggregate, except for improvements at the Disney-Orlando facility, in establishing the Greenville Facility, and in expanding the Chattanooga Facility.

          2.30.13 declared or paid any distribution to its Shareholders, whether in the nature of dividends or otherwise or purchased or redeemed any of its outstanding shares of capital stock or other securities, or paid any debt for borrowed money to any Shareholder or any affiliate of a Shareholder; or

          2.30.14 issued or sold any shares of its capital stock or any other securities, or granted any options for the purchase of any shares of its capital stock or other securities.

     2.31  Special Liquor Licensing Issues.  Any and all disclosures
           -------------------------------
made to any beer, wine or liquor licensing authority or any state or federal department of alcohol and tobacco (or similar agency) empowered to control the manufacture, storage, sale, transportation, or distribution of beer, wine or liquor (an "AUTHORITY") are true and accurate as of the date of such disclosure and all required disclosures with respect thereto have been made. No Representing Party is aware of any fact concerning any Shareholder, any Corporation, or any officer or director of a Corporation, which would or may cause any Authority at any time, now or in the future to deny any Corporation or Rock Bottom any license, permit, waiver, order or authority or to reduce or otherwise limit the privileges or scope of any such license, permit, waiver, order or authority, or which could give rise to an investigation, suspension or revocation with respect to such license, permit, waiver, order or authority. Neither Trolley nor the Subsidiaries have been denied a license, permit, waiver, order or authority applied for, nor has any license, permit, waiver, order or authority once issued, been revoked.

     2.32  Investment Representations. Each Shareholder individually
           --------------------------
represents and warrants to Rock Bottom that:

          2.32.1 he or she is acquiring the Rock Bottom stock for his or her own account for investment, not for the interest of any other person, not for resale to any other person and not with a view to or in connection with a sale or distribution;

          2.32.2 he or she has provided the information requested in the Purchaser Questionnaire provided by Rock Bottom and that the information provided by such Shareholder is true and correct in all respects;

          2.32.3 he or she is an "accredited investor" as to the receipt of securities of Rock Bottom, as that term is defined in Regulation D of the Securities Act of 1933, as amended;

          2.32.4 he or she has had an opportunity to ask questions of and receive answers from representatives of Rock Bottom with respect to the acquisition of the Rock Bottom Stock. Rock Bottom has made available to the Shareholder all documents requested and has provided answers to all questions relating to receipt of the Rock Bottom Stock; and

          2.32.5 he or she acknowledges that because the shares will not have been registered under the Securities Act of 1933, as amended, or applicable state securities laws, any resale inconsistent with the Securities Act of 1933, as amended, may create liability on the Shareholder's part and/or the part of Rock Bottom, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer any of the shares of Rock Bottom stock unless registered under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to Rock Bottom that such registration is not required or as permitted in the Shareholders Agreement.

     The parties hereto covenant and agree that all certificates of Rock Bottom Stock issued pursuant hereto shall contain the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT IS IN EFFECT OR (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT."

     2.33  Environmental Matters.
           ---------------------

          2.33.1 For the purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean all federal, state, local and non-U.S. environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and

     permit conditions, including, but not limited to, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know, Occupational Safety and Health Act and other federal, state, local or non-U.S. laws of similar effect, each as amended, and the term "HAZARDOUS MATERIALS" shall mean any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable environmental law.

          2.33.2 Except as set forth in Schedule 2.33.2, (i) no Corporation has received any notices, directives, violation reports, actions or claims from or by (1) any federal, state, local or non-U.S. governmental agency concerning violations of Environmental Laws or (2) any person alleging that, in connection with Hazardous Materials, conditions at brew pubs, restaurants, facilities, offices, warehouses, manufacturing or storage facilities or any other real property, improved or unimproved, owned or leased by any Corporation (collectively, "ENVIRONMENTAL FACILITIES") or any Corporation's acts or omissions have resulted in or caused or threatened to result in or cause injury or death to any person or damage to any property, including without limitation, damage to natural resources, no such notices, directives, violation reports, actions, claims, assessments or allegations exist; (ii) no Corporation (previously or currently), leases, operates or owns any Environmental Facilities with respect to which there are any pending proceedings or, to its knowledge, investigations under any Environmental law, and, to Representing Party's knowledge, no such proceeding or investigation is threatened; (iii) throughout the period of any Corporation's ownership and/or operation of any of the Environmental Facilities, the Corporation has operated and continues to operate the Environmental Facilities in compliance in all material respects with all Environmental Laws; (iv) no underground storage tanks either are or have been located at any of the Environmental Facilities; (v) there has been no spill, discharge, release, contamination or cleanup of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by the Corporation at the Environmental Facilities or otherwise and no spill, discharge or release or contamination or cleanup of or by Hazardous Materials has occurred on or to the Environmental Facilities by any third party; (vi) no Corporation has used, generated, treated, stored, disposed of, handed, transported or released any Hazardous Material in a manner which would give rise to any material liability under any Environmental Laws; (vii) no Representing Party is aware of any facts, events, or conditions (including without limitation the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) which materially interferes with or prevents continued compliance by any Corporation with, or give rise to any present or potential material liability (including with respect to past activities) under any Environmental Laws; and (viii) no Corporation has released any other person from any claim under any Environmental Law or waived any rights or defenses concerning any environmental conditions at any Environmental Facilities or in connection with any Corporation's use, ownership and/or operation of their respective assets and properties.

     Copies of each Corporation's last inspection reports from each applicable authority with respect to any Environmental Laws and relating to the Environmental Facilities, or any of their respective properties, assets, personnel or business activities have been delivered to Rock Bottom.

     2.34  Suppliers and Customers.  There are no material agreements
           -----------------------
which commit any Corporation to carry on business at fixed prices or prices determined by an established formula. Except as set forth in
Schedule 2.34, no supplier or customer accounted for more than five percent of Trolley and the Subsidiaries consolidated sales or purchases in either of the past two years and no other supplier or customer material to Trolley and the Subsidiaries' business has terminated its relationship with Trolley and the Subsidiaries, has during the past year decreased or delayed materially, or, to any Representative Person's knowledge, threatened to decrease or delay materially its services or supplies to Trolley and the Subsidiaries.

     2.35  Debts to NationsBank.  As of the date hereof and as of the
           --------------------
Closing the indebtedness to NationsBank of Tennessee, N.A. consists of not more than $2,000,000 (principal amount plus accrued interest and other charges) of term debt and a working line of credit of $6,000,000 (the "NATIONSBANK LOANS") with indebtedness thereunder not in excess of $1,500,000, and all $1,500,000 of such indebtedness shall have been incurred for the development of new restaurants. Only the working line of credit is guaranteed by the Shareholders (the "GUARANTEED BANK DEBT").

     2.36  Tim P. Hennen.  Tim P. Hennen separately represents and
           -------------
warrants that no disclosure would be required concerning him pursuant to Item 401(f) of Regulation S-K promulgated under the Securities Act of 1933.

     2.37  Material Misstatements or Omissions.  No representations or
           -----------------------------------
warranties by any Representing Party in this Agreement, or any document, exhibit, statement, certificate or schedule furnished to Rock Bottom pursuant hereto, or in connection with the transactions contemplated hereby, contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements or facts contained herein or therein in the context in which they were made not misleading. Each such document, statement, certificate or schedule furnished to Rock Bottom pursuant hereto, or in connection with the transactions contemplated hereby, fully and fairly presents in all material respects the information called for thereby and set forth therein. In such Representing Party's opinion, the Representing Party has disclosed all events, conditions and facts materially affecting the business, prospects and financial condition of the Corporations.

                              ARTICLE III
                              -----------
             REPRESENTATIONS AND WARRANTIES OF ROCK BOTTOM
             ---------------------------------------------

     Rock Bottom represents and warrants to the Shareholders as follows as of the date hereof and as of the Closing:

     3.1  Existence; Good Standing; Corporate Authority; Compliance
          ---------------------------------------------------------
with Law.  Rock Bottom is a corporation duly incorporated, validly
- --------
existing and in good standing under the laws of the State of Delaware. Rock Bottom is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. Rock Bottom has all requisite corporate power and authority to own its properties and carry on its business as now conducted. Rock Bottom is not in default in any material respect with respect to any material order of any court, governmental authority or arbitration board or tribunal to which Rock Bottom is a party or is subject, and Rock Bottom is not in violation in any material respect of any material laws, ordinances, governmental rules or regulations to which it is subject.

     3.2  Authorization; Validity and Effect of Agreements.  The
          ------------------------------------------------
execution and delivery of this Agreement and all agreements and documents contemplated hereby by Rock Bottom, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporation action. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received, will constitute the valid and legally binding obligations of Rock Bottom enforceable in accordance with their terms.

     3.3  Capitalization.  The authorized capital stock of Rock Bottom
          --------------
consists of 15,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of March 31, 1996, 7,372,815 shares of common stock are duly and validly issued and outstanding and fully paid and non-assessable, and no shares of preferred stock are issued and outstanding. The Rock Bottom Stock, upon issuance and delivery and payment therefor as contemplated herein, will be duly authorized, validly issued, fully paid and non-assessable and free of all liens, claims and encumbrances except those either imposed by law or created pursuant to this Agreement. Rock Bottom's outstanding common stock is registered under the Securities Exchange Act of 1934, as amended, ("EXCHANGE ACT") and is presently traded on the NASDAQ national market under the symbol BREW.

     3.4  Absence of Conflict.  Upon the receipt of any consents
          -------------------
required from third parties (which foregoing qualifying language shall not be operative as of the Closing), neither the execution and delivery by Rock Bottom of this Agreement or the other documents executed or required to be executed by it, nor the consummation by Rock Bottom of the transactions contemplated hereby and thereby, will, with or without the giving of notice or passage of time, or both, be contrary to any provision of the Charter or Bylaws of Rock Bottom or violate, breach, or constitute a default under, or permit the termination or acceleration of maturity of, or result in the imposition of any lien, claim or encumbrance upon any property or asset of Rock Bottom pursuant to any provision of, any agreement, instrument, judgment, order, injunction, or decree by which Rock Bottom is bound, to which Rock Bottom is a party, or to which the assets of Rock Bottom are subject.

     3.5  Reports and Financial Statements.  Rock Bottom has delivered
          --------------------------------
to Shareholders true, accurate and complete copies of its Annual Report and Form 10-K for the fiscal years December 31, 1995 and December 31, 1994, its Notice to Stockholders and Proxy Statement for its Annual Meeting to be held on June 24, 1996, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, No Forms 8-K have been filed since the date of the above-referenced Form 10-K and the date hereof. The foregoing documents and any subsequent filings by Rock Bottom pursuant to The Exchange Act are referred to herein collectively as the "REPORTS." On their respective dates of filing, the Reports complied as to form in all material respects with the requirements of the Exchange Act, and the published rules and regulations of the Commission promulgated thereunder. On their respective dates of filing, the Reports were timely filed and did not include any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All financial statements contained in the Reports fairly present the consolidated financial position of Rock Bottom on the dates of such statements and consolidated results of its operations for the periods covered thereby in accordance with General Accepted Accounting Principles ("GAAP") consistently applied throughout the periods involved.

     3.6  No Material Change.  Since the date of its last Form 10-Q,
          ------------------
except as disclosed in a subsequent Report, there has not been any material adverse change in the business, properties, condition, (financial or otherwise), results of operation, management or prospects of Rock Bottom or any of its subsidiaries, whether or not occurring in the ordinary course of business.

     3.7  Absence of Litigation.  Except as described in the Reports,
          ---------------------
there is no action, litigation or governmental proceeding or investigation pending against Rock Bottom or any of its subsidiaries, or to which any property of Rock Bottom or any of its subsidiaries is subject or, to the knowledge of Rock Bottom, threatened against Rock Bottom or any of its subsidiaries which might result in any material adverse change in the financial condition, results of operations, business or prospects of Rock Bottom or which is required to be disclosed in the Reports.

     3.8  Negative Representation.  Rock Bottom does not represent or
          -----------------------
warrant that this transaction is a tax-free reorganization and neither Rock Bottom nor its officers, directors or advisors shall be held liable if the transaction is found not to be a tax-free reorganization by any person.

     3.9  Material Misstatements or Omissions.  No representations or
          -----------------------------------
warranties by Rock Bottom in this Agreement, or any document, exhibit, statement, certificate or schedule furnished to a Shareholder or Trolley pursuant hereto, or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of a material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained herein or therein in the context in which they were made not misleading. Each such document, statement, certificate or schedule furnished to a Shareholder or Trolley pursuant hereto, or in connection with the

transactions contemplated hereby, fully and fairly presents in all material respects the information called for thereby and set forth therein. In Rock Bottom's opinion, Rock Bottom has disclosed all events, conditions and facts materially affecting the business, prospects and financial condition of Rock Bottom.

     3.10  Absence of Certain Changes, Events or Conditions.  Since
           ------------------------------------------------
March 31, 1996, there has not been any material change in Rock Bottom's financial position, results of operations, assets, liabilities, net worth or business, other than changes which have not been materially adverse. Since March 31, 1996, Rock Bottom has not experienced any event or condition of any character (whether or not covered by insurance) which has materially adversely affected or will so affect its properties, business, financial position, results of operations, or net worth.

     3.11  Compliance.  To the best of its knowledge, Rock Bottom has
           ----------
all material licenses, permits, approvals and other authorizations, and has made all necessary material filings and registrations, which are necessary in order to enable it to conduct its business in all material respects. To the best of its knowledge, Rock Bottom is in compliance in all material respects with all applicable laws, regulations and ordinances which are material to the business of Rock Bottom.

     3.12  No Conflict With Other Documents.  Neither the execution
           --------------------------------
and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, the Rock Bottom's Certificate of Incorporation or Bylaws, to the best of its knowledge, any terms of any material contract or other instrument to which Rock Bottom is a party, or any material judgment, decree or order applicable to Rock Bottom or result in the creation of any material lien, charge or encumbrance upon any of its properties or assets.

     3.13  No Pending Transactions.  Except for the transactions
           -----------------------
contemplated by this Agreement, Rock Bottom is not a party to or bound by or the subject of any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or person or (ii) to sell, lease or exchange all or substantially all of its property and assets to any other corporation or person.

                              ARTICLE IV
                              ----------
                     OTHER COVENANTS AND AGREEMENT
                     -----------------------------

     The Corporations, Shareholders and Rock Bottom covenant that from the date of this Agreement until the Closing: (and continuing after the Closing as to the parties named in and covenants contained in Sections 4.1, 4.5, 4.7, 4.9, 4.10, 4.11, 4.16.2, 4.21, 4.23, 4.25, and
4.28.

     4.1  Access to Information.  Rock Bottom and its counsel,
          ---------------------
accountants, and other representatives shall have full access during normal business hours to all properties, employees,

documents, books and records relating to the operation of the business of the Corporations. The Corporations and Shareholders shall furnish to Rock Bottom and its representatives all data and information concerning operations of the businesses that may reasonably be requested. Rock Bottom will give Corporations and Shareholders reasonable notice of times it wishes to review documents or otherwise conduct its due diligence and attempt to minimize any disruption caused by such matters.

     4.2  Business Relationships.  Each Corporation shall use all
          ----------------------
reasonable efforts to preserve present relationships with suppliers, customers, employees, vendors, and others having relationships with the businesses of the Corporations. Each Corporation will conduct its operations and business only in the normal course of business consistent with past practices and in compliance with all applicable laws, statutes, rules, regulations, ordinances and orders.

     4.3  Delivery of Records.  At Closing, TBB Acquisition will cause
          -------------------
to be delivered to Rock Bottom all books, records, stock transfer ledgers, unissued stock certificates, minutes of shareholders and directors meetings, certificates of authority to conduct business in all other jurisdictions, tax records and all other documents, files, notes, records of TBB Acquisition and the stock of Trolley held by TBB Acquisition.

     4.4  No Shop.  Between the date of this Agreement and Closing,
          -------
none of the Shareholders and none of the Corporations or any of their respective agents shall, directly or indirectly, (a) engage in any negotiations or discussions with any person in regard to, or solicit, initiate, encourage or entertain, any offer or proposal for, or indication of interest in, a merger or other business combination involving any of the Corporations or the acquisition or sale of any equity interests in, or a significant portion of the assets of, any of such entities, or (b) sell or agree to sell, transfer, assign or otherwise dispose of any of the material assets or shares of stock, or other securities of any of the Corporations, except for the transactions with Rock Bottom contemplated hereby.

     4.5  Option to Acquire Stock Upon Default.  In the event that one
          ------------------------------------
or more of the Shareholders in violation of this Agreement fails to sell their respective shares of TBB Acquisition to Rock Bottom pursuant to the terms of this Agreement, or option holders of TBB Acquisition fail to cancel such options, the other Shareholders and TBB Acquisition hereby agree to sell a proportionate number of shares of the common stock of TBB Holding held by them on a pro rata basis in order to ensure that Rock Bottom beneficially owns 50% of the voting stock of Trolley. The parties recognize that this is not the sole remedy of Rock Bottom for a default under Section 4.5 by a Shareholder, that the receipt of the stock of TBB Holding is not the desired performance sought by Rock Bottom and that Rock Bottom has no obligation to accept any such stock or exercise such right. TBB Acquisition, Trolley and the Shareholders will deliver agreements executed by the option holder confirming the cancellation of all past or current options of TBB Acquisition, Trolley and any Subsidiary, on the sooner of 10 days after the date hereof or the Closing.

     For example, if two Shareholders whose shares of TBB Acquisitions comprise a 10% ownership interest fail to sell their Shares hereunder, the remaining twelve Shareholders, on a pro rata basis, hereby agree to sell to Rock Bottom and deliver at Closing, a like percentage (10%) of TBB Holding shares.

     If, at a date after the Closing, Rock Bottom acquires the Shares from the non-participating Shareholders, Rock Bottom agrees to return the shares of TBB Holding in exchange for the refund of the full purchase price for such shares.

     Nothing contained herein shall be construed as a waiver by Rock Bottom of any of its rights of enforcement, entitlement to damages or other remedies available in law or in equity in the event of a breach of this Agreement by any of the Shareholders.

     The election by Rock Bottom to acquire shares from TBB Holding Shareholders under the provisions of this Section shall not be deemed to be an exclusive remedy.

     4.6  Shareholder Representative.  Each Shareholder confirms the
          --------------------------
effectiveness of the appointment of Tim P. Hennen, Jon M. Kinsey and
H. Allen Corey as the "REPRESENTATIVE" as that term is described herein. Any one such person may act alone.

     4.7  Nashville Real Estate.
          ---------------------

          4.7.1  Representations.  The Representing Parties represent
                 ---------------
and warrant to Rock Bottom the following:

          Big Properties is the owner of the land and building on which the Nashville brew pub is located. It leases the land and building to Derryberry Building Association, an unaffiliated company ("DERRYBERRY"). 111 Broadway Partners, L.P., a Tennessee limited partnership in which Big Properties is the sole limited partner (49%) and Big Breweries is the sole general partner (51%), subleases the entire building in which the brew pub is located. In turn, 111 Broadway Partners sub-subleases the portion of the building used for the brew pub and certain office/storage space to Big Breweries. The Partnership documents of 111 Broadway Partners, L.P., including the agreements and documents which are at issue in the Nashville litigation, have previously been delivered to Rock Bottom. 111 Broadway Partners has a right to purchase Derryberry's interest after 10 years, but Derryberry has a right to "put" their interest to 111 Broadway beginning October, 1996. The purchase price is $1,250,000, plus a CPI increase as of April, 1994.

          4.7.2 In the event that any of the Shareholders named in the Nashville litigation is either found guilty of or admits to RICO or fraud violation related to such litigation such that it impairs Trolley's ability to maintain or obtain any permits, licenses, order or authority related to beer, wine or liquor, in any Territory listed in the License and Development Agreement dated _____________, 1996, then the parties hereto, including such Shareholder, shall take such actions as are necessary to remove such impairment.

          4.7.3  Lease of Nashville.  The lease of the Nashville
                 ------------------
property does not allow for the termination or modification of the lease in the event of an exercise of an option to purchase by Derryberry or his successors and assigns, and shall continue in full force and effect.

     4.8  Chattanooga Real Estate.
          -----------------------

          4.8.1  Sale of Property.  The Trolley operations in
                 ----------------
Chattanooga are housed in former trolley car "barns" which are leased from Broad Street Land Company, L.L.C., a Tennessee Limited Liability Company (the "LLC"), said lease dated June 1, 1993, a memorandum of which was recorded in Deed Book 4619, Page 724, in the Register's Office of Hamilton County, Tennessee, on or about November 22, 1995. LLC acquired the property in a transaction wherein LLC assumed certain obligations with respect to the purchase and executed a promissory note to the order of Big Properties in the principal amount of $114,056, for a term of twelve months and calling for an annual interest rate of 8% per annum. When paid, the net result of the transaction shall be that none of the Corporations shall have incurred any loss in excess of $5,000, disregarding interest paid on the LLC note to Big Properties.

          4.8.2  Chattanooga Lease.  The lease for Chattanooga shall
                 -----------------
be modified so that the term shall be fifteen (15) years from the date of Closing, with three five-year options to extend. The base rent shall be $120,000 per annum, payable in equal monthly installments of $10,000 in advance on the first day of each month. In addition to the base rent, additional rent (percentage rent) equalling 4% of annual gross sales in excess of $3,400,000 shall be payable on January 31 of each year of the lease term. The lease shall be modified to provide typical tenant responsibility for environmental matters while at the same time preserving claims against River Valley Partners, Inc., the seller of the property.

     4.9  Disney.  INTENTIONALLY LEFT BLANK
          ------

     4.10  Business of TBB Holding.  TBB Holding covenants and agrees
           -----------------------
that prior to and after the Closing its entire business activity shall consist of owning the stock of Trolley currently held by it, paying any accounts payable as and when they become due and will not allow any liens, claims or encumbrances to be filed, foreclosed, attached, levied or otherwise impact the assets of TBB Holding.

     4.11  Amendments.  The Corporations agree not to amend, revoke or
           ----------
suspend any provision in their respective charters or by-laws except as requested by Rock Bottom in connection herewith. The Corporations shall adopt the amendments set forth in Exhibit 4.11 attached hereto prior to Closing.

     4.12  Resignations and Closing Date Boards.  The Shareholders and
           ------------------------------------
the Corporations will cause the resignation of all necessary directors, and the election of directors, so that immediately after the Closing the Board of Directors of Trolley and each Subsidiary shall consist of Tim P. Hennen, Jon M. Kinsey, H. Allen Corey, Frank
B. Day, Thomas A. Moxcey and Bill Edmiston. The officers and directors of TBB Acquisition shall resign as of the Closing.

     4.13  Signature Cards. TBB Acquisition shall prepare new
           ---------------
signature cards for each bank, depository, savings, brokerage or similar account, for TBB Acquisition effective as of the date of Closing.

     4.14  Documents.  At or before the Closing, the designated
           ---------
signatories thereto shall execute and deliver all Documents and other things to be delivered at or before Closing in the form of Exhibits 4.14A-H attached hereto. The Operations Agreement is not an Exhibit hereto but is a Document.

     4.15  Terminate Options  Prior to Closing, TBB Acquisition and
           -----------------
Trolley shall take all corporate action necessary to terminate any and all outstanding option agreements, stock options, warrants, or other convertible instruments and shall deliver agreements of the holders of those rights agreeing to such termination.

     4.16  Additional Financial Statements.
           -------------------------------

          4.16.1  Rock Bottom.  In the event the Closing is extended
                  -----------
beyond June 30, 1996, the Corporations shall deliver to Rock Bottom monthly financial statements of the Corporations, prepared in the ordinary course of business, but in no event shall any such monthly statements be delivered later than twenty days after the end of the applicable period. Such financial statements shall include a balance sheet, statement of operations and statement of cash flow as of the periods then ended, shall be prepared in accordance with the internal management reports of the company and shall fairly and fully set forth the financial condition of the company as of the dates indicated, and the results of its operations for the periods indicated.

          4.16.2  Trolley.  After the Closing Trolley shall provide
                  -------
consolidated monthly financial statements within 20 days after month end, consolidated and consolidating quarterly financial statements within 30 days of quarter end and an annual audited financial statement within 60 days of fiscal year end. Quarterly and annual statements shall be in a form and substance acceptable for Rock Bottom's Securities and Exchange Commission ("SEC") reporting purposes.

     4.17  Satisfaction of Conditions.  The parties hereto each shall
           --------------------------
use their best efforts to satisfy the conditions of Closing set forth herein or in any document.

     4.18  Tax Elections.  No new elections with respect to taxes or
           -------------
any changes in current elections with respect to taxes affecting a Corporation shall be made after the date of this Agreement and prior to Closing without the prior written consent of Rock Bottom.

     4.19  Notification.  Each Corporation and Shareholder shall give
           ------------
prompt notice to Rock Bottom of the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect any time from the date hereof to the Closing or the failure or

anticipated failure of the conditions of closing set forth herein or in any document. Rock Bottom shall give prompt notice to the Shareholder Representative of the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect any time from the date hereof to the Closing or the failure or anticipated failure of the conditions of closing set forth herein or in any Document.

     4.20  Shareholder Meetings; Agreement to Vote.  Each Corporation
           ---------------------------------------
shall hold its respective shareholders' meeting to approve the matters herein within 15 days of the date hereof unless the Corporation has received the unanimous written consent of its shareholders prior to such date. Each Corporation will endeavor to obtain such consent at the earliest practical date. Each Shareholder hereby agrees with Rock Bottom that each of them will vote all their respective shares of every Corporation's capital stock in favor of the transactions contemplated hereby.

     4.21  Rock Bottom Guaranty.  At the Closing Rock Bottom will
           --------------------
deliver its unconditional guaranty (joint, not several) of one half of the Bank Guaranteed Debt. Trolley and the Subsidiaries covenant to observe and fully comply, at all times in which the Big River debt is outstanding, with its obligations to maintain the collateral pledged under the loan agreements pertaining to the Bank Guaranteed Debt.

     4.22  Title Insurance, UCC Reports.  If requested by Rock Bottom,
           ----------------------------
within five days prior to the Closing the Corporations shall deliver UCC reports certified by the appropriate state authorities in each state in which the Corporation has assets, and a title insurance commitment on all real estate leased or owned by a Corporation.

     4.23  INTENTIONALLY LEFT BLANK

     4.24  Key Employee Agreements.  Tim P. Hennen shall sign an
           -----------------------
invention assignment and confidentiality agreement in the form of
Exhibit 4.24A, as attached hereto, and Robert A. Gentry shall sign a non-compete, invention assignment and confidentiality agreement in the form attached hereto as Exhibit 4.24B.

     4.25  Accounting Methods and Accountants.  After the Closing,
           ----------------------------------
Trolley and the Subsidiaries shall adopt record keeping and accounting principles and practices which conform with GAAP and SEC requirements, as in effect from time to time, in recognition of the fact that Rock Bottom, as an SEC reporting company, must report financial matters in a consistent fashion. However, the Board of Trolley shall select the outside auditors/accounts for Trolley and the Subsidiaries (which may be Rock Bottom's accountants) so long as such accountants are of national or regional standing.

     4.26  Stock Reservation.  Between the date hereof and the date of
           -----------------
the Closing, Rock Bottom will keep available and reserve a sufficient number of shares of Rock Bottom Common

Stock for issuance and delivery to the Shareholders as contemplated in this Agreement and in the Option Agreement.

     4.27  Information.  From and after the date of this Agreement
           -----------
through the date of the Closing, Rock Bottom will furnish to the Shareholder, when and as the same become publicly available, copies of all reports filed by Rock Bottom with the SEC under the provisions of the Exchange Act. In addition, Rock Bottom on a confidential basis will furnish to the Shareholders throughout the period prior to the Closing all such information concerning Rock Bottom and its business and properties as the Shareholders may reasonably request in order to verify the accuracy of the warranties of Rock Bottom contained herein and otherwise evaluate the exchange of TBB Acquisition Stock and other transactions contemplated hereby.

     4.28  Reports; Compliance.  Rock Bottom shall maintain
           -------------------
registration of its common stock under the Exchange Act and timely file all reports required to be filed with the SEC and the National Association of Securities Dealers, Inc. by Rock Bottom between the date hereof and the Termination Date as defined in the Registration Rights Agreement. If financial statements are contained in any such reports such financial statements will fairly present the financial position of Rock Bottom as of the date indicated and the results of operations and changes in financial position for the periods then ended in accordance with GAAP applied on a consistent basis except as disclosed therein (subject in the case of interim financial statements to normal recurring year-end adjustments). Any financial statements contained in any such reports to any other agency or authority shall be presented in accordance with applicable rules, regulations or standards applicable to such reports.

     4.29  No Transfer.  No Shareholder will transfer any Shares
           -----------
between the date hereof and Closing.

     4.30  Greenville Lease Back.  It is the understanding of the
           ---------------------
parties that Trolley may sell the Greenville, South Carolina property and lease the property back. Such sale and leaseback shall be on terms consistent with prevailing market conditions at the time of the sale, and shall require the approval of Trolley's Board of Directors as constitute after the Closing. No contract for sale or agreement setting forth any terms for sale have been executed. No sale will be made to any Corporation, Rock Bottom or Shareholder, or any affiliate or associate of any such person, unless Rock Bottom and Shareholders are all given the right to participate in the purchase in proportion to their beneficial ownership in Trolley.

                               ARTICLE V
                               ---------
                         CONDITIONS OF CLOSING
                         ---------------------

     5.1  Rock Bottom's Conditions of Closing.  The obligation of Rock
          -----------------------------------
Bottom to purchase and pay for the Shares and perform its other obligations hereunder or related hereto or another document shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions:

          5.1.1 All representations and warranties of each Representing Party contained in this Agreement, including the Schedules hereto or any Document, shall be true and correct at and as of the Closing in all material respects. Shareholders and each Corporation shall have performed in all material respects all agreements and covenants and satisfied in all material respects all conditions on their part to be performed or satisfied by the Closing pursuant to the terms of this Agreement, and Rock Bottom shall have received a certificate of Shareholders, TBB Acquisition and Trolley dated the Closing date to such effect.

          5.1.2 There shall have been no material adverse change since the Balance Sheet Date in the financial condition, business or affairs of any Corporation, and no Corporation shall have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of their respective assets, properties or business.

          5.1.3 Shareholders shall have delivered to Rock Bottom Certificates of the Secretary of State (or other authorized officer) of the State of Tennessee certifying as of a date within 30 days before the Closing that each Corporation is, as of such date, in good standing and authorized to transact business as a domestic corporation.

          5.1.4 Shareholders shall have delivered to Rock Bottom Certificates of the Secretary of State (or other authorized officer) of each jurisdiction in which any Corporation is qualified to do business as a foreign corporation certifying as of a date within 30 days before the Closing that each such Corporation is, as of such date, in good standing and authorized to transact business as a foreign corporation in such jurisdiction.

          5.1.5 Shareholders shall have delivered the written resignations, effective on the Closing date, of all members of the Board of Directors of Trolley and the Subsidiaries, except those persons to remain as directors hereunder, as well as all employees, officers and directors of TBB Acquisition.

          5.1.6 Shareholders shall have delivered to Rock Bottom certificates and other instruments representing all Shares, duly endorsed for transfer or accompanied by appropriate stock powers (in either case executed in blank or in favor of Rock Bottom), together with all other documents necessary or appropriate to validly transfer the Shares

     to Rock Bottom free and clear of all security interests, liens, encumbrances and adverse claims.

          5.1.7 All parties thereto, other than Rock Bottom, shall have executed and delivered the Documents to the other parties thereto.

          5.1.8 The approvals and all consents from third parties and governmental agencies required by Rock Bottom, a Corporation, or a Shareholder (other than approvals or consents required by a Corporation the absence of which would not have a material adverse effect on the ability of Rock Bottom or a Corporation to operate their respective business after the Closing) required to consummate the transactions contemplated hereby and any additional regulatory consents shall have been obtained, and any governmental approvals or consents shall have become final and not subject to appeal.

          5.1.9 No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          5.1.10 As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which is unduly burdensome on the Corporations or Rock Bottom.

          5.1.11  Rock Bottom shall have received from Miller &
     Martin, counsel to Shareholders, TBB Acquisition and Trolley, an opinion dated the Closing date in the form attached hereto as
     Exhibit 5.1.11.

          5.1.12 Rock Bottom shall be satisfied in the results of its due diligence investigations concerning the Corporations.

          5.1.13 If requested, Rock Bottom shall have received from all of the officers and directors of Trolley a completed officer and director questionnaire in form typical for SEC purposes and/or liquor, beer or wine licensing purposes.

          5.1.14 Rock Bottom shall have received from the accountants for Trolley and the Subsidiaries a "cold comfort" letter containing representations that they have performed a reading of the books and records of Trolley and the Subsidiaries as of a date within 30 days before Closing and of the then most current unaudited consolidated financial statements of Trolley (which shall be of a date not later than 60 days prior to Closing), and that based upon such examination nothing came to their attention that would lead them to believe that such unaudited financial statements are inaccurate or do

     not fairly portray the financial condition and results for the period and dates set forth in such financial statements. Within ten (10) days prior to Closing, Rock Bottom shall provide the form for such "cold comfort" letter.

          5.1.15 Except to the extent contemplated herein, the Corporations shall not have authorized the reservation, the issuance or accepted the subscription for, any additional capital stock of any of the Corporations, nor shall they have amended any provisions of any of the Charters or By-Laws except as requested by Rock Bottom.

          5.1.16 Rock Bottom shall have received all resignation, powers of attorney, stock certificates, questionnaires and all other documents required by this Agreement.

          5.1.17 Based upon the initial ownership of Trolley and Subsidiary Board seats allocated to Rock Bottom hereunder, and under the Documents, Rock Bottom shall not be required to consolidate the financial statements of Trolley or the Subsidiaries with those of Rock Bottom under generally accepted accounting principles, accounting principles utilized or promulgated by the Securities and Exchange Commission, or Rock Bottom's principal lending arrangements; provided, however, that this condition shall not survive past June 8, 1996, unless Rock Bottom notifies the Shareholder Representatives prior to or on that date that this condition has not been satisfied.

          5.1.18 Tim P. Hennen shall be the Chief Executive Officer and a director of Trolley, and shall be devoting and shall intend to devote, his full time and attention to the business of Trolley, and shall be in good health.

          5.1.19 On or before the Closing, Trolley will deliver to Rock Bottom an executed, effective agreement which may be in letter form (the "DISNEY LETTER" from Disney Vacation Development, Inc. ("DISNEY")) regarding the Lease Agreement between Disney and Big Breweries, dated July 17, 1995, for the brew pub at Disney World (the "DISNEY LEASE") in form and substance acceptable to Rock Bottom.

          5.1.20  1995 Audit.  The 1995 audited financial statements
                  ----------
of Trolley shall have been delivered to Rock Bottom.

          5.1.21  Original Signatures.  Within ten days after the Date
                  -------------------
hereof Rock Bottom shall be delivered counterparts of this Agreement signed by each Shareholder, and not a person on their behalf.

          5.1.22  Kinsey Relationship.  On or before Closing, Trolley
                  -------------------
shall deliver to Rock Bottom an agreement in form and substance acceptable to Rock Bottom which sets forth the arrangements which exist between Jon M. Kinsey and Kinsey & Associates and Trolley and the Subsidiaries.

          5.1.23  Chattanooga Lease.  At or prior to Closing, Trolley
                  -----------------
shall deliver to Rock Bottom modifications to the Chattanooga lease in accordance with Section 4.8.2.

     5.2  Shareholders' and the Corporations' Conditions of Closing.
          ---------------------------------------------------------
The obligation of Shareholders to sell the Shares for the Purchase Price and of the Corporations to perform the transactions contemplated herein shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions:

          5.2.1 All representations and warranties of Rock Bottom contained in this Agreement shall be true and correct in all material respects at and as of the Closing and Rock Bottom shall have performed in all material respects all agreements and covenants and satisfied in all material respects all conditions on its part to be performed or satisfied by the Closing pursuant to the terms of this Agreement, and Shareholders and the Corporations shall have received a certificate of Rock Bottom dated the Closing date to such effect.

          5.2.2 There shall have been no material adverse change since the date hereof, in the financial condition, business or affairs of Rock Bottom and its subsidiaries, taken as a whole, (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of its assets, properties or business, taken as a whole; provided, however, that a decrease in the market price of Rock Bottom Common Stock shall not by itself be a material adverse change.

          5.2.3 On the Closing date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official or agency, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending.

          5.2.4 Shareholders, TBB Acquisition and Trolley shall have received from Chrisman, Bynum & Johnson, P.C., counsel for Rock Bottom, an opinion, dated the Closing date, in the form attached hereto as Exhibit 5.2.4.

          5.2.5 Rock Bottom shall have executed and delivered the documents to the other parties thereto.

          5.2.6 Rock Bottom shall have delivered to Shareholders legended certificates representing the Rock Bottom Stock to be issued pursuant to Section 1.2 of this Agreement.

          5.2.7 Rock Bottom shall have delivered to Shareholders a certificate of its corporate secretary or assistant secretary certifying:

               5.2.7.1  Resolutions of its Board of Directors
     authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby and thereby; and

               5.2.7.2 The incumbency of its officers executing this Agreement and all agreements and documents contemplated hereby and thereby.

          5.2.8 The approvals and all consents from third parties and governmental agencies required by Rock Bottom, a Corporation or a shareholder (other than approvals or consents the absence of which would not have a material adverse effect on the ability of Rock Bottom or a Corporation to operate its business after the Closing), required to consummate the transactions contemplated hereby and any additional regulatory consents shall have been obtained, and any governmental approvals or consents shall have become final and not subject to appeal.

          5.2.9 As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which is unduly burdensome on Shareholders.

          5.2.10 Trolley shall have approved in all material respects the contents of the exhibits to the Operations Agreement;
     provided, however that this condition shall not survive past June 16, 1996, unless Trolley notifies Rock Bottom prior to or on that date that this condition has not been satisfied.

                              ARTICLE VI
                              ----------
                      TERMINATION AND ABANDONMENT
                      ---------------------------

     6.1  Methods of Termination.  The transactions contemplated
          ----------------------
herein may be terminated and/or abandoned:

          6.1.1 By written consent of Rock Bottom and holders of a majority of the outstanding capital stock of TBB Acquisition; or

          6.1.2 By either Rock Bottom or the Shareholders if: (i) the Closing shall not have occurred on or before July 15, 1996 (the "TERMINATION DATE"); or (ii) any court of competent jurisdiction of the United States or any State shall have issued an order, judgment or decree (other than temporary restraining order) restraining, enjoining or otherwise prohibiting the consummation of the transaction contemplated hereby and such order, judgment or decree shall have become final and nonappealable.

     6.2  Effect of Termination.  In the event of termination of this
          ---------------------
Agreement pursuant to the provisions of Section 6.1, this Agreement (except for Sections 8.1, 8.5, 8.6, 8.7 and 8.16,

which shall continue) shall become void and of no effect, without any liability on the part of the parties, unless the termination was the result of the representations and warranties of a party being materially incorrect when made or the material breach by a party of a covenant herein contained, in which event the party whose representations and warranties were materially incorrect or which breached such covenants shall be liable to the other party for damages suffered by the other party.

     6.3  Procedure Upon Termination.  In the event of termination
          --------------------------
and/or abandonment by any party pursuant to Section 6.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by any person. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, except that such party may keep one copy thereof for its legal files.

                              ARTICLE VII
                              -----------
                            INDEMNIFICATION
                            ---------------

     7.1  Shareholder General Indemnification Covenants.  Subject to
          ---------------------------------------------
the provisions of Sections 7.2, 7.8 and 7.9, Shareholders severally and TBB Holding (collectively, the "TBB PARTIES") jointly and severally shall indemnify, defend, save and keep Rock Bottom and its affiliates, officers, directors, successors and assigns (including TBB Acquisition) (the "ROCK BOTTOM INDEMNITEES"), harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including without limitation, reasonable attorneys' fees, disbursements and expenses including any diminution in the value of TBB Acquisition, the Trolley stock held by TBB Acquisition or the TBB Acquisition stock held by Rock Bottom (collectively "DAMAGES"), sustained or incurred by any of the Rock Bottom Indemnitees as a result of, arising out or by virtue of any misrepresentations, breach of any warranty or representation, or non-fulfillment of any agreement or covenant on the part of the Shareholders or a Corporation, whether contained in this Agreement, any Document or any exhibit or schedule hereto or thereto or any written statement or certificate furnished or to be furnished to Rock Bottom pursuant hereto or in any closing document delivered by a Corporation or Shareholders to Rock Bottom in connection herewith;

     7.2  Conditions of Indemnification Pursuant to Section 7.1.
          -----------------------------------------------------

          7.2.1 Promptly following the receipt by a Rock Bottom Indemnitee of notice of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency (a "THIRD PARTY CLAIM"), the Rock Bottom Indemnitee receiving the notice of the Third Party Claim:
     (i) shall notify TBB Parties of its existence, setting forth the facts and circumstances of which such Rock Bottom

     Indemnitee has received notice; and (ii) if the Rock Bottom
     Indemnitee giving such notice is a person entitled to indemnification under this Section 7 (an "INDEMNIFIED PARTY"), specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted.

          7.2.2 The Indemnified Party shall, upon reasonable notice by the Shareholder Representative, tender the defense of a Third Party Claim to the TBB Parties. If the TBB Parties accept responsibility for the defense of a Third Party Claim, then the Shareholders shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in their discretion exercised in good faith and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as they deem fair and reasonable, provided that at least ten (10) days prior to any such settlement, they shall give written notice of their intention to settle to the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by the TBB Parties.

          7.2.3 Notwithstanding the foregoing, in connection with any settlement negotiated by the TBB Parties, no Indemnified Party shall be required to: (i) enter into any settlement (a) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (b) if the Indemnified Party shall, in writing to the TBB Parties within the ten (10) day period prior to such proposed settlement, disapprove of such settlement proposal and desire to have the TBB Parties tender the defense of such matter back to the Indemnified Party, or (c) that requires an Indemnified Party to take any unreasonable affirmative actions as a condition of such settlement; or (ii) consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice; provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to Clause (b) above, the Indemnified Party shall thereafter have all of the responsibility for defending, contesting and settling such Third Party Claim but shall not be entitled to indemnification by the TBB Parties to the extent that, upon final resolution of such Third Party Claim, the TBB Parties' liability to the Indemnified Party but for this proviso exceeds what the TBB Parties' liability to the Indemnified Party would have been if the TBB Parties were permitted to settle such Third Party Claim in the absence of the Indemnified Party exercising its right under Clause (b) above.

          7.2.4 If, in accordance with the foregoing provisions of this Section 7.2, an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if the TBB Parties shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Section 7.2, the Indemnified Party shall have the right, without prejudice to its rights of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defense and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation

     of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Shareholders. If, pursuant to this Section 7.2, the Indemnified Party so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by the TBB Parties for the reasonable attorneys' fees and other expenses of defending the Third Party Claim which are incurred from time to time, forthwith following the presentation to Shareholders of itemized bills for said attorneys' fees and other expenses. No failure by the TBB Parties to acknowledge in writing their indemnification obligations under this Article VII shall relieve them of such obligations to the extent they exist.

          7.2.5 Trolley shall have no input into decisions made by the TBB Parties concerning the matters described in this Section
     7.2 at any time Rock Bottom appointees constitute a majority of the Board of Directors.

     7.3  Certain Information.  The parties hereto shall furnish or
          -------------------
cause to be furnished to each other (at reasonable times and at no charge) upon request as promptly as practicable such information (including access to books and records) pertinent to a Corporation and assistance relating to a Corporation as is reasonably necessary for the preparation, review and audit of financial statements, the preparation, review, audit and filing of any tax return, the preparation for any audit or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment or which may result in Shareholders being liable under the indemnification provisions of this Article VII; provided, that access shall be limited to items pertaining solely to the Corporations. Shareholders shall grant to Rock Bottom access to all tax returns filed by them with respect to the Corporations.

     7.4  Release by Shareholders.  Shareholders and TBB Holding, as
          -----------------------
of the Closing, hereby release and discharge Trolley, TBB Acquisition and the Subsidiaries and each of their respective officers and directors from, and agree and covenant that in no event will Shareholders or TBB Holding commence any litigation or other legal or administrative proceeding against, Trolley, TBB Acquisition and the Subsidiaries or any of their respective officers or directors, either in law or equity, relating to any and all claims and demands, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual, consequential, or otherwise past, present and future, arising out of or in any way connected with their ownership of the Shares or equity securities of any Corporation prior to or at the Closing.

     7.5  Indemnification by Rock Bottom.  Subject to the provisions
          ------------------------------
of Sections 7.2, 7.8 and 7.9 hereof, Rock Bottom agrees to indemnify and hold Shareholders harmless against, and will reimburse Shareholders on demand for, any Damages (as defined in Section 7.1) sustained or incurred by any of the Shareholders as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation, or non-fulfillment of any agreement or covenant on the part of Rock Bottom, whether contained in this Agreement, any Document or any exhibit or schedule hereto or thereto or any written statement or certificate furnished or

be to furnished to Rock Bottom pursuant hereto or in any closing document delivered by Rock Bottom to Shareholders in connection herewith. The procedures set forth in Section 7.2 shall be applied to any claim under this Section by a Shareholder, and the Shareholder shall be the "Rock Bottom Indemnitees" and "Indemnifying Party" for such purposes and Rock Bottom shall be the "TBB Partner" or "Shareholder Partner."

     7.6  Exclusive Remedy.  The remedies provided in this Article VII
          ----------------
are, to the extent permitted by law, the sole and exclusive remedies related to representations, warranties or covenants made or to be performed at or before the Closing, and there are no other remedies otherwise available to any of the parties, for any claim by one party against any other party under this Agreement or with respect to the transactions contemplated by it related to representations, warranties or covenants made or to be performed at or before the Closing, except for equitable injunctive relief. No party shall make any claim under any theory, in tort, contract, under statute or otherwise, which could not be brought directly hereunder due to the dollar limitations set forth in Sections 7.8 or 7.9.

     7.7  No Rights of Shareholders or TBB Holding Against Trolley.
          --------------------------------------------------------
No Shareholder or TBB Holding has any claim, cause of action, directly, by contribution, by subrogation or otherwise, against Trolley, a Subsidiary or TBB Acquisition, for any matter for which a TBB Person must provide indemnification, defense or hold harmless hereunder or under any other document or agreement.

     7.8  Claim Minimum.  As to any claim subject to Section 7.6,
          -------------
only the amount in excess of $100,000 shall be recoverable (i.e., the $100,000 constitutes a "deductible"). The $100,000 deductible does not reduce the $500,000 or $5,000,000 amounts, as applicable, recoverable under Section 7.9.

     7.9  Limits on Each Person's Indemnification; Survival Periods.
          ---------------------------------------------------------

          7.9.1 The indemnity, defense and hold harmless for breach of any representation, warranty or covenant herein or in any Document (as to representations and warranties made at Closing or covenants to be performed at or before Closing) shall be limited in the case of TBB Holding or the Shareholders to the 45,208 shares of Rock Bottom Stock to be placed into escrow pursuant to the Escrow Agreement and in the case of Rock Bottom to $500,000 in cash. Notwithstanding the price of the Rock Bottom Stock at any given time following Closing, TBB Holding's or the Shareholders' liability shall be limited in all cases (except knowing misrepresentations which are addressed below) to $500,000 and shall not exceed 45,208 shares of Rock Bottom Stock.

          7.9.2 The indemnity, defense and hold harmless obligations of the Shareholders hereunder shall be proportional to their share ownership.

          7.9.3 The representations and warranties made herein or in any Document (as to representations and warranties made at Closing) shall continue for thirteen (13) months from

the date of Closing, except that the representations and warranties made herein or in any Document (as to representations and warranties made at Closing) and indemnity, defense and hold harmless regarding the Nashville litigation shall continue until such litigation is resolved as more fully provided in the Escrow Agreement.

          7.9.4  Nashville Litigation.  As provided in the Escrow
                 --------------------
Agreement, the Escrow Agreement shall not terminate after 13 months with respect to the litigation styled Pacific Design Ventures, et al.
v. Big River Breweries, Inc., et al., in the Chancery Court for Davidson County, Tennessee, Case No. 96-438-I, as outlined in Section 4(a) of the Escrow Agreement until such time as such litigation is settled or otherwise disposed of.

          7.9.5 Notwithstanding Section 7.9.1, the limitation on liability for knowing misrepresentations made at Closing by TBB Holding or Shareholders shall be $5,000,000, less the amount of deductions made to the Escrow Account. The limitation on liability for knowing misrepresentations made at Closing by Rock Bottom shall be $5,000,000, less the amount of payments made under Section 7.9.1. Notwithstanding Section 7.9.3, a claim for a knowing misrepresentations made at Closing by a party hereto may be made at any time up to two (2) years after the date of Closing. However, in no event shall any Shareholder's liability exceed the lesser of (i) 100% of the particular Shareholder's Rock Bottom Stock received if still in the Shareholder's possession at the time of the indemnification notice and request by Rock Bottom; or (ii) the amount of cash received by the Shareholder, if any, when shares of Rock Bottom Stock were sold plus the value of any Rock Bottom Stock still in the Shareholder's possession at the time of the indemnification notice or request; or (iii) the Shareholder's proportional share of $5,000,000. It is the intent of the parties that no Shareholder's liability under this Section 7.9.5 shall exceed the value of the consideration received in this transaction at the time of the indemnification with a maximum limit equal to the Shareholder's pro rata share of $5,000,000.

     7.10  Registration Rights Agreement.  The indemnification,
           -----------------------------
defense and hold harmless provisions, procedures and limitations on liability of the Registration Rights Agreement shall apply as to any claim arising under the Registration Rights Agreement.

                             ARTICLE VIII
                             ------------
                             MISCELLANEOUS
                             -------------

     8.1  Notice.  Any notice required or permitted hereunder shall be
          ------
in writing and shall be sufficiently given if (i) personally delivered, (ii) mailed by certified or registered United States mail, return receipt requested, or (iii) sent by recognized air express courier for next business day delivery, addressed as follows:

     If to Rock Bottom:  Rock Bottom Restaurants, Inc.
                         1050 Walnut Street, Suite 402
                         Boulder, CO 80302
                         Attn: Thomas A. Moxcey
                         Telephone: (303) 417-4100

     Copy to:            Chrisman, Bynum & Johnson, P.C.
                         1900 15th Street
                         Boulder, CO 80302
                         Attn: Michael H. Bynum
                         Telephone: (303) 546-1300

     If to Shareholders: Tim P. Hennen
                         100 East 10th Street, Suite 600
                         Chattanooga, TN 37402
                         Telephone: (402) 266-4323

                         Jon M. Kinsey
                         100 East 10th Street, Suite 600
                         Chattanooga, TN 37402
                         Telephone: (402) 266-4323

     Copy to:            Miller & Martin
                         1000 Volunteer Building
                         832 Georgia Avenue
                         Chattanooga, TN 37402-2289
                         Attn: H. Allen Corey
                         Telephone: (423) 756-6600

(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered, or two calendar days after mailed or as of the date delivered to the air express courier.

     8.2  Execution of Additional Documents.  The parties hereto will
          ---------------------------------
at any time, and from time to time after the Closing date, upon reasonable request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the intent of this Agreement, and to transfer and vest title to any Shares being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Shares sold, granted, assigned, transferred, delivered and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

     8.3  Binding Effect; Benefits.  This Agreement shall be binding
          ------------------------
upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.4  Entire Agreement.  This Agreement, together with the
          ----------------
exhibits, schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this Agreement and the exhibits, schedules and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

     8.5  Governing Law; Consent to Jurisdiction.  This Agreement
          --------------------------------------
shall be governed by and construed in accordance with the laws of the State of Colorado exclusive of the conflict of law provisions thereof.

     8.6  Arbitration.  Except as provided below in this Section, any
          -----------
and all disputes arising under or related to this Agreement shall be submitted to binding arbitration. The dispute shall be submitted to arbitration by a single arbiter through J.A.M.S. ENDISPUTE of 235 Peachtree, N.E. of Atlanta, Georgia or, if J.A.M.S. ENDISPUTE is no longer in existence, any similar arbitration provider who can provide a former judge to conduct such arbitration, or an arbiter appointed by the court. The arbiter shall be selected by the arbitration provider or the court on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbiter shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Atlanta, Georgia. The arbiter shall be bound by the laws of the State of Georgia applicable to the issues involved in the arbitration and all Georgia rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All such discovery shall be completed in accordance with the time limitations prescribed in the Georgia Rules of Civil Procedure, unless otherwise agreed by the parties or ordered by the arbiter on the basis of strict necessity adequately demonstrated by the party requesting an extension or reduction of time. The arbiter shall have the power to grant equitable relief where applicable under Colorado law and shall not be entitled to make an award of punitive damages. The arbiter shall issue a written opinion setting forth her or his decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court of competent jurisdiction to preserve or protect the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.

     Shareholders, Rock Bottom, and each Corporation hereby consent to the jurisdiction of the courts of the State of Colorado and the United States District Court for the District of Colorado, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of their obligations arising hereunder or with respect to the transactions contemplated hereby and expressly waive any and all objections they may have as to venue in any of such courts.

     8.7  Attorneys' Fees and Costs.  In the event of any arbitration
          -------------------------
or litigation being filed or instituted between two or more of the parties concerning this Agreement, the Prevailing Party will be entitled to receive from the other party or parties its attorneys' fees, experts' fees, costs and expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief. The "PREVAILING PARTY" is that party which is awarded judgment or other legal or equitable relief as a result of trial or arbitration, or who receives or is entitled to receive a payment of money from the other party in settlement of claims asserted by such party. If both parties receive a judgment or other award of relief, the court or the arbiter shall determine which party is the prevailing party, taking into consideration the merits of the claims asserted by each party, the relative values of the judgments or other forms of relief received by each party, and the relative equities between the parties.

     8.8  Survival.  All of the terms, covenants, conditions,
          --------
warranties and representations contained in this Agreement and any Document shall survive delivery by Rock Bottom of the consideration to be given by it hereunder and delivery by Shareholders of the consideration to be given by them hereunder, and shall survive the execution hereof and the Closing hereunder.

     8.9  Counterparts.  This Agreement may be executed in any number
          ------------
of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     8.10  Headings.  Headings of the Sections of this Agreement are
           ---------
for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     8.11  Waivers.  Either Rock Bottom or Shareholders may, by
           -------
written notice to the other: (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder nor as a waiver of any claim for breach of representation, warranty or covenant.

     8.12  Merger of Documents.  This Agreement and all agreements and
           -------------------
documents contemplated hereby constitute one agreement and are interdependent upon each other in all

respects.  This Agreement does not supersede the existing binding
Confidentiality Agreement which shall continue to be in effect until the Closing.

     8.13  Incorporation of Exhibits and Schedules.  All exhibits and
           ---------------------------------------
schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.14  Severability.  If for any reason whatsoever, any one or
           ------------
more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

     8.15  Assignability.  Neither this Agreement nor any of the
           -------------
parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

     8.16  No Action for Failure to Deliver Opinions, Etc..  No party
           -----------------------------------------------
shall have any claim or right of action against the legal counsel or accountants of the other party for the failure or refusal of such counsel or accountants to deliver at Closing any opinion or letter requested hereunder.

     8.17  Effectiveness of Agreement.  This Agreement shall become
           --------------------------
effective and binding on the parties hereto only when signed and delivered by each of the parties hereto.

     8.18  Good Faith.  The parties shall act in good faith in
           ----------
connection with their obligations, responsibilities and covenants contained in this Agreement.

     8.19  Person.  The term "PERSON" is to be broadly construed and
           ------
includes, without limitation, any entity, body, association, governmental body or agency, natural person or trust.

ROCK BOTTOM RESTAURANTS, INC.,     TBB ACQUISITION GROUP, INC.
a Delaware corporation             a Tennessee corporation


By: /s/ Thomas A. Moxcey           By: Kenneth S. Hays, Jr.
   -----------------------------      -------------------------------
Its: President, C.E.O.             Its: Vice-President
    ----------------------------       ------------------------------


TROLLEY BARN BREWERY, INC.,        TBB HOLDING, INC.
a Tennessee corporation            a Tennessee corporation


By: Kenneth S. Hays, Jr.           By: Kenneth S. Hays, Jr.
   -----------------------------      -------------------------------
Its: Vice-President                Its: Vice-President
    ----------------------------       ------------------------------

SHAREHOLDERS:


H. Allen Corey                     H. Allen Corey
Attorney-in-Fact                   Attorney-in-Fact
- --------------------------------   -----------------------------------
Tim P. Hennen                      Benjamin R. Probasco
________________________________   ___________________________________
________________________________   ___________________________________
Address                            Address


H. Allen Corey                     Jon M. Kinsey
Attorney-in-Fact                   Attorney-in-Fact
- --------------------------------   -----------------------------------
Robert A. Gentry                   John F. Hennen
________________________________   ___________________________________
________________________________   ___________________________________
Address                            Address


Jon M. Kinsey                      Jon M. Kinsey
Attorney-in-Fact                   Attorney-in-Fact
- --------------------------------   -----------------------------------
James M. Hennen                    Nelson E. Bowers, II,
________________________________   ___________________________________
________________________________   ___________________________________
Address                            Address


                                   H. Allen Corey
H. Allen Corey                     Attorney-in-Fact
- --------------------------------   -----------------------------------
H. Allen Corey                     Frank F. Fowler
________________________________   ___________________________________
________________________________   ___________________________________
Address                            Address


Jon M. Kinsey
Attorney-in-Fact                   Kenneth S. Hays, Jr.
- --------------------------------   -----------------------------------
John N. Foy                        Kenneth S. Hays, Jr.
________________________________   ___________________________________
________________________________   ___________________________________
Address                            Address


                                   Jon M. Kinsey
Jon M. Kinsey                      Attorney-in-Fact
- --------------------------------   -----------------------------------
Jon M. Kinsey                      Frank W. McDonald
________________________________   ___________________________________
________________________________   ___________________________________
Address                            Address


Jon M. Kinsey                      Jon M. Kinsey
Attorney-in-Fact                   Attorney-in-Fact
- --------------------------------   -----------------------------------
Jamie Bradford                     Raun V. Smith
________________________________   ___________________________________
________________________________   ___________________________________
Address                            Address


                                  45